EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2017 relating to the financial statements, which appears in Dasan Zhone Solutions, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
San Jose, CA
November 14, 2017